UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 9, 2013

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 10, 2013, GSI Group Inc., a New Brunswick, Canada corporation, (“GSI”) and Electro Scientific Industries, Inc., an Oregon corporation (“Buyer”) jointly issued a press release announcing the transaction described in Item 8.01 below. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in Exhibit 99.1 is furnished under this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing thereunder or under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On April 9, 2013, GSI, GSI Group Corporation, a Michigan corporation (“GSI Michigan”), GSI Group Corporation, Korea Branch (“GSI Korea”), GSI Group Corporation, Taiwan branch (“GSI Taiwan”), GSI Group Japan Corporation (“GSI Japan”), GSI Group GmbH (“GSI Germany” and, together with GSI, GSI Michigan, GSI Korea, GSI Taiwan and GSI Japan, “Sellers”), and Buyer entered into a Master Purchase and Sale Agreement (the “Purchase Agreement”), pursuant to which Buyer has agreed to acquire the assets of Sellers (the “Acquired Assets”) that are used primarily in the conduct of the Sellers’ business of manufacturing, supplying and servicing (i) automated laser-based repair and trimming systems for process control and yield improvement, (ii) automated laser-based marking systems, and (iii) automated laser-based flat panel display repair systems, in each case targeting the global semiconductor and electronics markets and marketed and sold under the GSI brand (the “Asset Sale”). The purchase price is $8.0 million in cash, subject to certain closing working capital adjustments.

The consummation of the Asset Sale is subject to a number of customary conditions for a transaction of this nature, including, but not limited to, the parties obtaining certain consents from third parties.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Joint Press Release of GSI Group Inc. and Electro Scientific Industries, Inc., dated as of April 10, 2013, announcing entry into the Purchase Agreement.

Forward Looking Statements

Information set forth in this Current Report on Form 8–K contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934 including, without limitation, statements regarding the potential consummation of the Asset Sale subject to the terms and conditions set forth in the Purchase Agreement. All forward-looking statements included in this communication are based on information available to GSI on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on GSI’s results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Undue reliance should not be placed on any forward-looking statements, which speak only as of the date made. Neither GSI nor any other person can assume responsibility for the accuracy and completeness of forward looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond GSI’s control, including the failure to satisfy the conditions to closing the Asset Sale. GSI undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to GSI’s most recent Form 10–K, 10–Q and 8–K reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc. (Registrant)

Date: April 10, 2013	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Joint Press Release of GSI Group Inc. and Electro Scientific Industries, Inc., dated as of April 10, 2013, announcing entry into the Purchase Agreement.

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